                                                                    EXHIBIT 21.1



                     Company:  SMARTALK TELESERVICES, INC.
                                  SUBSIDIARY
                                  ----------

1. As of August 16, 1996, the sole subsidiary of SmarTalk TeleServices, Inc. is Creative Network Marketing, Inc., a Delaware corporation.